UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2005

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01		23-2215075
(Commission File Number)		(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA		19512
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

Stock Option Grants.

On May 3, 2005, the Compensation Committee of the Board of Directors of National Penn Bancshares, Inc. granted non-qualified stock options for National Penn common stock to each non-employee director of National Penn Bancshares, Inc. or National Penn Bank under National Penn’s Long-Term Incentive Compensation Plan (the “Plan”). The Plan was approved by shareholders at the annual meeting of shareholders on April 25, 2005.

Each National Penn Bancshares, Inc. non-employee director received stock options for 2,000 shares of National Penn common stock. These persons are: John H. Body, J. Ralph Borneman, Jr., Robert L. Byers, Fred D. Hafer, Frederick P. Krott, Patricia L. Langiotti, Kenneth A. Longacre, George C. Mason, Robert E. Rigg, and C. Robert Roth.

Each additional National Penn Bank non-employee director received stock options for 500 shares of National Penn common stock. These persons are: Albert H. Kramer, Leslie K. Witmer, and Stratton D. Yatron.

The material terms of the stock options are as follows:

•	Each option has an exercise price of $23.43 per share (the closing price of National Penn common stock on May 3, 2005).

•	Each option vests (becomes exercisable) on May 3, 2007.

•	Each option expires on June 3, 2015 if not earlier exercised, forfeited or terminated.

The Plan is included in National Penn’s Report on Form 8-K dated April 25, 2005 as Exhibit 10.1, which Report was filed with the Securities and Exchange Commission on April 29, 2005.

Each of the above stock options is evidenced by a Stock Option Agreement between National Penn and the option holder, in the form filed in this Report as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Form of Stock Option Agreement for Non-Qualified Stock Option Grant to Non-Employee Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	May 3, 2005	By:	/s/ Wayne R. Weidner
			Name:	Wayne R. Weidner
			Title:	Chairman and CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Stock Option Agreement for Non-Qualified Stock Option Grant to Non-Employee Director.